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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Canton Management Group, Inc.

(A Development Stage Company)

Jackson, Mississippi


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated August 7, 1996, relating to the financial statements of Canton Management Group, Inc. (A Development Stage Company) for the year ended June 30, 1996 which is contained in that Prospectus.


     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

Los Angeles, California

January 14, 1997